Exhibit (b)

Natixis Funds Trust I

Section 906 Certification

In connection with the report on Form N-CSR for the period ended September 30, 2024 for the Registrant (the “Report”), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	By:
President and Chief Executive Officer	Treasurer and Principal Financial and Accounting Officer
Natixis Funds Trust I	Natixis Funds Trust I
-------------------------------------------	---------------------------------------------

/s/ David L. Giunta	/s/ Matthew J. Block
David L. Giunta	Matthew J. Block

Date: November 22, 2024	Date: November 22, 2024

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis Funds Trust I, and will be retained by the Natixis Funds Trust I and furnished to the Securities and Exchange Commission or its staff upon request.